EXHIBIT 10.4

                    RIGHT IN THE EVENT OF A CHANGE OF CONTROL

            THIS RIGHT IN THE EVENT OF A CHANGE OF CONTROL (this "RIGHT AGREEMENT") is issued to The Furst Group, Inc., a New Jersey corporation ("TFG"), by EqualNet Holding Corp., a Texas corporation ("EQUALNET"), as of February 11, 1997.

            WHEREAS, TFG has previously provided and continues to provide (pending and subject to execution of a written agreement between TFG and the Company) to EqualNet and its subsidiaries (collectively, the "COMPANY") telecommunications services through the Sprint Corp. network at TFG's cost;

            WHEREAS, EqualNet acknowledges that such provision has substantial value to the Company and provides risk without compensation to TFG; and

            WHEREAS, TFG and EqualNet have entered into a non-binding letter of intent to pursue a combination of TFG and EqualNet and to pursue jointly a telecommunications services arrangement with AT&T Corp. at more favorable rates than currently realized by the Company;

            NOW THEREFORE, for good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

            1.    CERTAIN DEFINED TERMS.

            "COMMON STOCK" means common stock, par value $.01 per share, of EqualNet as presently constituted and any stock or other securities issued in addition to or in substitution therefor upon any reclassification or recapitalization.

            "EQUALNET TRANSACTION" means the consummation of any event or series of events that results in (1) EqualNet's consolidation with, or merger with or into, any other Person (other than TFG, any shareholder of TFG or any affiliate of TFG) if in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (2) EqualNet selling or otherwise transferring (or one or more of its Subsidiaries selling or otherwise transferring) to a Person or Persons (other than TFG, any shareholder of TFG or any affiliate of TFG), in one transaction or a series of related transactions, assets that constitute 50% or more of the assets of the Company or assets that provide or previously provided 50% or more of the consolidated revenues of the Company received in connection with the provision of telecommunications services.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FAIR MARKET VALUE" means the fair market value of the property in question. In calculating the Fair Market Value, no discount shall be made for lack of control, lack of an active trading market, or any restrictions on transferability. Fair Market Value initially shall be determined in good faith by the Board of Directors of EqualNet, provided however, that if TFG objects to any determination of Fair Market Value made by such Board, the Fair Market Value shall be determined by an investment banking firm of national repute selected by TFG from a list of five such investment banking firms which shall be submitted to TFG by EqualNet within five business days after EqualNet has received notice that Fair Market Value shall be so determined, or, if EqualNet fails to furnish such a list, an investment banking firm selected by TFG in its sole discretion.

            "PERSON" means any individual, firm, corporation, partnership or other entity.

            "RIGHT" is defined in Section 1.

            "RIGHT PAYMENT" means an amount equal to 11.5% of the Fair Market Value of the Transaction Consideration, such amount to be paid in cash or, at the option of EqualNet, in the same proportion of cash, securities or other property paid to any holders of Common Stock, EqualNet or its Subsidiaries, as the case may be.

            "RIGHT PERIOD" means two years from the date hereof.

            "SUBSIDIARY" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

            "TFG TELECOMMUNICATION BUSINESS" means TFG's contractual rights and obligations with its underlying long-distance telecommunications services providers.

            "TFG TERMINATION EVENT" means (1) the acquisition by any Person or "group" of beneficial ownership (as such terms are used in Section 13(d) of the Exchange Act) of shares of capital stock of TFG representing 50% or more of the total voting power of all capital stock of TFG issued and outstanding, (2) TFG's consolidation with, or merger with or into, any Person (other than an affiliate of TFG) if in connection with such consolidation or merger, all or part of the capital stock of TFG shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (3) the failure of TFG or any of its current shareholders or any group of its current shareholders or members of their respective families to own at least a 50% interest in the TFG Telecommunication Business, provided that if TFG and EqualNet have jointly entered into a contract for long-distance services ultimately provided by AT&T Corp. prior to such failure, at the time of such failure, EqualNet shall elect by written notice to TFG either not to treat such failure as a TFG Termination Event or to pay to TFG a surcharge equal to 7% of each month's above the network and non-network usage fees charged by the underlying carrier for any and all carrier services for EqualNet traffic either provided under TFG contracts or in joint contracts for such services with TFG. Notwithstanding the provisions hereof, if an event that would, but for this sentence, constitute a TFG Termination Event occurs, and during the Right Period the same Person or group that engaged in such Event, or such Person or group's successors or affiliates, completes an EqualNet Transaction with EqualNet, such event shall not constitute a TFG Termination Event.

            "TRANSACTION CONSIDERATION" means: (1) in the case of clause (1) of the definition of EqualNet Transaction, the amount delivered and/or deliverable to the holder of one share of Common Stock multiplied by the number of shares of Common Stock outstanding and (2) in the case of clause (2) of the definition of EqualNet Transaction, the amount received by EqualNet or its Subsidiaries in consideration for such assets.

            2. GRANT OF RIGHT. EqualNet hereby grants to TFG the right ("RIGHT") to receive, and agrees to make, the Right Payment upon the consummation of an EqualNet Transaction.

            3. TERM OF RIGHT. The Right terminates immediately upon the earliest to occur of (1) the expiration of the Right Period, (2) the date on which EqualNet acquires all the issued and outstanding capital stock of TFG or all or substantially of the assets of the telecommunications business of TFG, and (3) a TFG Termination Event.

            4. EQUALNET COVENANT. EqualNet shall not consummate, nor shall it permit any of its Subsidiaries to consummate an EqualNet Transaction with any Person or Persons, unless such Person or Persons agree to assume EqualNet's obligations under this Right Agreement to make the Right Payment to TFG upon consummation of such EqualNet Transaction.

            5. REPRESENTATIONS AND WARRANTIES OF EQUALNET. EqualNet hereby represents and warrants to TFG that this Right has been duly authorized (including, without limitation, by approval of its board of directors) and executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

            6. GOVERNING LAW; ETC.. THIS RIGHT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES. All payments and deliveries of securities or other property required or permitted hereunder shall be made and delivered by EqualNet to TFG's agent in New York City, New York, in accordance with written instructions delivered by TFG to EqualNet. With respect to any suit, action or proceeding related to this Right Agreement, each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court located in the Borough of Manhattan in New York City, New York, if a basis for federal court jurisdiction is present, and, otherwise, of the state courts of the State of New York; provided that notwithstanding the foregoing, TFG may bring any suit action or proceeding arising out of or relating to this Right Agreement in the courts of any place where TFG can establish jurisdiction over EqualNet. Each of the parties hereto irrevocably consents to service of process out of the aforementioned courts and waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Right Agreement brought in the aforementioned courts and hereby further irrevocably waives and agrees not to plead or claim in such courts that any such action or proceeding brought in such courts has been brought in an inconvenient forum.

            7. NO TRANSFERABILITY. This Right Agreement, the Right and the Right Payment are not transferrable by TFG except that TGF's rights hereunder may be treansferred, in whole or in part, to the current shareholders of Furst and their respective families.

            8. COUNTERPARTS. This Right Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Right by signing any such counterpart.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                 EQUALNET HOLDING CORP.

                                 By:SIG. ILLEGIBLE
                                       President


                                 THE FURST GROUP, INC.

                                 By:SIG. ILLEGIBLE
                                       Executive Vice President